UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2019

Enzo Biochem, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 450 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-1 of this chapter).

Emerging growth company     [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Enzo Biochem, Inc. (the "Company"), along with its subsidiary Enzo Life Sciences, Inc. entered into a Settlement Agreement as of February 5, 2019 (the "Agreement") with Roche Diagnostics GmbH and Roche Molecular Systems, Inc. (together, "Roche") with respect to an action between the Company and Roche before the U.S. District Court, Southern District of New York, Case No 04-CV-4046. Roche has agreed to pay $21,000,000 in settlement pursuant to the Agreement. This settlement does not affect Enzo's civil action for patent infringement against Roche in the U.S. District Court for the State of Delaware, Enzo Life Sciences Inc. v. Roche Molecular Systems Inc., et al., civil action no. 12-cv-00106, which remains pending on appeal. The Agreement is filed with this current report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement as of February 5, 2019 among Enzo Biochem, Inc., Enzo Life Sciences, Inc., Roche Diagnostics GmbH and Roche Molecular Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: February 11, 2019	By:	/s/ Barry W. Weiner
Barry W. Weiner
President